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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated October 27, 1999 relating to the financial statements of Perga Capital Corp. and Autodata Marketing Systems Incorporated, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

London, Ontario, Canada
May 15, 2000